Exhibit 23.2

Consent of Independent Auditors

We consent to the use in the Registration Statement of Solo Brands, Inc. of our report dated June 11, 2021, relating to financial statements of Chubbies, Inc. as of January 30, 2021, and for the year then ended, and to the reference to our firm under the heading “Experts” in the prospectus, which is part of the Registration Statement.

/s/ Moss Adams LLP

Los Angeles, California

October 25, 2021

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